EXHIBIT 11.01


                                    RIO HOTEL & CASINO, INC. and SUBSIDIARIES
                                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                   THREE MONTHS ENDED

                                                         JUNE 30, 1995          JUNE 30, 1994
                                                          (Unaudited)            (Unaudited)

PRIMARY:
   EARNINGS:
      NET INCOME                                    $        4,914,265     $        4,780,560
                                                    ==================     ==================

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,292,259             21,305,237
      STOCK OPTIONS                                            397,568                445,515
                                                    ------------------     ------------------

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                           21,689,827             21,750,752
                                                    ==================     ==================

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                   $             0.23     $             0.22
                                                    ==================     ==================


FULLY DILUTED:
   EARNINGS:
      NET INCOME                                    $        4,914,265     $        4,780,560
                                                    ==================     ==================

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,292,259             21,305,237
      STOCK OPTIONS                                            397,768                445,614
                                                    ------------------     ------------------

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                   $        21,690,027    $       21,750,851
                                                    ===================    ==================

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                   $              0.23    $             0.22
                                                    ===================    ==================

EXHIBIT 11.01


                                     RIO HOTEL & CASINO, INC. and SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)


                                                                    SIX MONTHS ENDED

                                                         JUNE 30, 1995          JUNE 30, 1994
                                                          (Unaudited)            (Unaudited)


PRIMARY:
   EARNINGS:
      NET INCOME                                    $        9,425,997     $        8,759,290
                                                    ==================     ==================

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,293,134             21,236,318
      STOCK OPTIONS                                            351,687                510,966
                                                    ------------------     ------------------

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                           21,644,821             21,747,284
                                                    ==================     ==================

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                   $             0.44     $             0.40
                                                    ==================     ==================

FULLY DILUTED:
   EARNINGS:
      NET INCOME                                    $        9,425,997     $        8,759,290
                                                    ==================     ==================

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,293,134             21,236,318
      STOCK OPTIONS                                            370,315                511,489
                                                    ------------------     ------------------

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                           21,663,449             21,747,807
                                                    ==================     ==================

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                   $             0.44     $             0.40
                                                    ==================     ==================
